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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2004

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (773) 961-2222

Item 5. Other Events and Regulation FD Disclosure.

        On May 12, 2004, one of the holders of our Series D Convertible Preferred Stock exercised its right to purchase 625 additional shares of Series D preferred that had been allocated to it for the stated value of $10,000 per share, or a total of $6,250,000, under the Securities Purchase Agreement among Midway Games Inc. and the three purchasers of the Series D preferred, dated as of May 16, 2003, as amended by an Amendment and Exchange Agreement, dated as of October 14, 2003. We plan to use the purchase price for working capital and general corporate purposes.

        The 625 additional shares of Series D preferred are convertible into shares of our common stock at any time or times prior to May 15, 2006 at a conversion price of $4.00 per share of common stock, subject to adjustment, for up to 1,562,500 shares of common stock, subject to adjustment. The terms of the Series D preferred are set forth in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed as Exhibit 3.1 hereto.

        We have agreed to register for resale all of the shares of common stock issuable upon conversion of the Series D preferred.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibits	Description
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Midway Games Inc. dated October 14, 2003, incorporated by reference to Midway's Current Report on Form 8-K filed on October 15, 2003 (the "October 8-K").
10.1	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway and Portside Growth and Opportunity Fund, incorporated by reference to the October 8-K.
10.2	Registration Rights Agreement dated as of October 14, 2003 by and between Midway and the investors in Series D Preferred Stock, incorporated by reference to the October 8-K.
10.3
Securities Purchase Agreement dated as of May 16, 2003 among Midway and the investors listed on the Schedule of Buyers attached thereto, incorporated by reference to Midway's Current Report on Form 8-K filed on May 19, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
May 12, 2004	By:	/s/ DEBORAH K. FULTON Deborah K. Fulton Senior Vice President, Secretary and General Counsel

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SIGNATURE